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EXHIBIT 10.1




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                         AGREEMENT OF PURCHASE AND SALE




                                      AMONG




                            GLOBAL PATH INCORPORATED

                               SWISS MEDICA, INC.

                                    PURCHASER


                          GENERAL COSMETICS CORPORATION

                               SELLING CORPORATION


                                       AND


                 THE FOUNDING SHAREHOLDER OF SELLING CORPORATION






                                 MARCH 31, 2003


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



                                TABLE OF CONTENTS


I.    Representations and Warranties of Selling Corporation and Founding Shareholder, Ronald F. Springer..........1
   1.01     Organization and Qualification........................................................................1
   1.02     Capitalization........................................................................................1
   1.05     Litigation and Claims.................................................................................1
   1.06     Properties............................................................................................1
   1.07     Contracts and Other Instruments.......................................................................2
   1.09     Patents and Trademarks................................................................................2
   1.10     Questionable Payments.................................................................................3
   1.11     Authority to Sell.....................................................................................3
   1.12     Unregistered Securities...............................................................................3
   1.13     Completeness of Disclosure............................................................................4
II.   Representations and Warranties of Global Path and Purchaser.................................................5
   2.01     Organization..........................................................................................5
   2.02     Validity of Shares....................................................................................5
   2.03     Authority to Buy......................................................................................5
III.     Exchange.................................................................................................5
   3.01     Terms of Exchange.....................................................................................5
   3.02     Closing...............................................................................................6
   3.03     Transactions at Closing...............................................................................7
   3.04     Reserved..............................................................................................7
   3.05     Indemnity Against Liabilities.........................................................................7
   3.06     Right to Purchaser to Withhold Future Payments........................................................7
IV.      Conditions to Obligations of Purchaser...................................................................8
   4.01     Accuracy of Representations and Compliance with Conditions............................................8
   4.02     Officers' Certificate Concerning Authority............................................................8
   4.04     Other Closing Documents...............................................................................9
   4.05     Review of Proceedings.................................................................................9
   4.06     Legal Action..........................................................................................9
   4.07     No Governmental Action...............................................................................10
   4.08     Approval of Selling Corporation's Shareholders.......................................................10
   4.09     [RESERVED]...........................................................................................10
   4.10     Listing..............................................................................................10
   4.11     [RESERVED]...........................................................................................10
   4.12     Hart-Scott Rodino Waiting Period.....................................................................10
   4.13     [RESERVED]...........................................................................................10
   4.14     Contractual Consents Needed..........................................................................10
   4.15     Other Agreements.....................................................................................10
   4.17     [RESERVED]...........................................................................................11
   4.18     [RESERVED]...........................................................................................11
   4.20     [RESERVED]...........................................................................................11
   4.21     Investment by Others.................................................................................11
   4.22     [RESERVED]...........................................................................................11
   4.23     [RESERVED]...........................................................................................11
   4.25     RESERVED.............................................................................................11
   4.26     Releases.............................................................................................11
   4.27     Non-competition Agreement............................................................................11
   4.28     Confidentiality Agreement............................................................................11
V.    Conditions to Obligations of Selling Corporation and Founding Shareholder..................................11
   5.01     Accuracy of Representations and Compliance with Conditions...........................................11
   5.02     Opinion of Counsel...................................................................................12
   5.03     Other Closing Documents..............................................................................12
   5.04     Review of Proceedings................................................................................12
   5.05     Legal Action.........................................................................................13
   5.06     Hart-Scott-Rodino Waiting Period.....................................................................13
   5.07     Other Agreements.....................................................................................13
VI.      Covenants and Agreements of Selling Corporation and Founding Shareholder................................13
   6.01     Access...............................................................................................14
   6.02     Conduct of Business..................................................................................14
   6.03     Advice of Changes....................................................................................14
   6.04     RESERVED.............................................................................................14
   6.05     Public Statements....................................................................................14
   6.06     Other Proposals......................................................................................14
   6.07     Bulk Sales...........................................................................................15
   6.08     Consents Without Any Condition.......................................................................15
   6.09     Release by Shareholder...............................................................................15
   6.10     Non-competition......................................................................................16
   6.12     File Tax Return......................................................................................16
   6.13     Voting by Founding Shareholder.......................................................................16
VII.     Covenants and Agreements of Purchaser...................................................................17
   7.01     Confidentiality......................................................................................17
   7.02     Bulk Sales...........................................................................................17
   7.03     RESERVED.............................................................................................18
VIII.    Miscellaneous...........................................................................................18
   8.01     Brokerage Fees.......................................................................................18
   8.02     Further Actions......................................................................................18
   8.03     Availability of Equitable Remedies...................................................................18
   8.04     Survival.............................................................................................18
   8.05     Appointment of Agent.................................................................................19
   8.06     Modification.........................................................................................19
   8.07     Notices..............................................................................................19
   8.08     Waiver...............................................................................................20
   8.09     Joint and Several Obligations........................................................................20
   8.10     Binding Effect.......................................................................................20
   8.11     No Third-Party Beneficiaries.........................................................................20
   8.12     Separability.........................................................................................20
   8.13     Headings.............................................................................................20
   8.14     Counterparts; Governing Law..........................................................................20


LIST OF EXHIBITS

         A        Information about Selling Corporation
         B        Assets to be purchased
         C        List of Intangibles owned and licensed
         D        List of contracts and other instruments
         E        Form of Officer's certificate of General Cosmetics concerning accuracy
         F        Form of Founding Shareholder' certificate concerning accuracy
         G        Release
         H        Form of Agreement Not To Compete
         I        Form of Confidentiality Agreement
         J        Prospective claims possibly affecting the Purchased Assets



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                           ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of March 31, 2003, among Global Path Incorporated, a corporation organized under the laws of Delaware with offices in Toronto, Ontario, Canada ("Global Path"), Swiss Medica, Inc, a Delaware corporation (the "Purchaser"); General Cosmetics Corporation, a Delaware corporation with offices at 138 Spring Street, New York, NY 10012 (the "Selling Corporation"); and the Selling Corporation's Founding Shareholder named in section 1 herein.

         The Purchaser desires to purchase certain specific assets of the Selling Corporation (the "Purchased Assets"), which assets are more particularly described in the attached Exhibit B, in exchange for shares of a class of Global Path common stock, and Selling Corporation desires to effect such exchange.

I.   REPRESENTATIONS   AND  WARRANTIES  OF  SELLING   CORPORATION  AND  FOUNDING
SHAREHOLDER, RONALD F. SPRINGER

     Selling Corporation, Ronald F. Springer ("Founding Shareholder") represent and warrant to Global Path and Purchaser as follows:

         1.01     ORGANIZATION AND QUALIFICATION

         Selling Corporation has no subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Exhibit A correctly sets forth as to Selling Corporation its place of organization, principal place of business, jurisdictions in which it is qualified to do business, the business which it presently conducts and which it contemplates conducting, and the. Selling Corporation is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Selling Corporation is duly qualified to transact the business in which it is engaged and is in good standing as a foreign organization in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of the business makes such qualification necessary.

         1.02     CAPITALIZATION

         The authorized Common Stock of Selling Corporation ("Selling Corporation Common Stock"), which is outstanding is validly authorized, validly issued, fully paid, and non-assessable, has not been issued and is not owned or held in violation of any preemptive right of any Shareholder, and is owned of record and beneficially by the Founding Shareholder in the amounts and percentages set out in Exhibit A hereto.

         1.03     [Reserved]

         1.04     [Reserved]

         1.05     LITIGATION AND CLAIMS

         There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Selling Corporation, or Founding Shareholder) with respect to the Purchased Assets, except as outlined in the attached Exhibit K.. Any other litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Selling Corporation or the Founding Shareholder), is outlined in the attached Exhibit J, none of which are related to the Purchased Assets. Selling Corporation is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Selling Corporation, or Founding Shareholder required to take any action in order to avoid such violation or default.

         1.06     TITLE AND CONDITION OF ASSETS

         Selling Corporation has good and marketable title to the Purchased Assets free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, except such as are listed in Exhibit D. The Purchased Assets, including without limitation the product units and samples outlined in Exhibit B, are in new and usable condition, and are in all ways ready to be marketed and sold direct to the consumer, including without limitation all approvals, government and otherwise, necessary to such marketing and sale.

         1.07     CONTRACTS AND OTHER INSTRUMENTS

         Exhibit D accurately and completely sets forth the information required to be contained therein with respect to Selling Corporation, and Founding Shareholder, identifying whether the matter disclosed therein relates to Selling Corporation, or to Founding Shareholder named therein. Selling Corporation has furnished to the Purchaser (a) the certificate of incorporation (or other charter document) and by-laws of Selling Corporation and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following, initialed by the chief executive officer of Selling Corporation:
(i) true and correct copies of all contracts, agreements, and instruments referred to in Exhibit D; (ii) true and correct copies of all leases and licenses referred to in Exhibit C; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Exhibit D. Neither Selling Corporation, Founding Shareholder, nor (to the knowledge of Selling Corporation, or Founding Shareholder) any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Selling Corporation, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Selling Corporation enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Selling Corporation is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation. Selling Corporation has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, lease, license, arrangement, or understanding with, Founding Shareholder, any employee of Selling Corporation or any director, officer or employee, any relative or affiliate of Founding Shareholder or of any such director, officer, or employee, or any other corporation or enterprise in which Founding Shareholder, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5 percent or greater equity or voting or other substantial interest, other than contracts and agreements listed and so specified in Exhibit D. Selling Corporation is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or bylaws.

         1.08     [Reserved]

         1.09     PATENTS AND TRADEMARKS

         Sellers own all right, title and interest in and to each item of intellectual property among the Purchased Assets, free and clear of any liens, licences or other encumbrances. Sellers have not licensed any of Purchased Assets to any third party, and no third party otherwise has any right to use any of the Purchased Assets. Selling Corporation has listed all patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing herein called "Intangibles") among the Purchased Assets in Exhibit B and Exhibit C, all of which are in good standing and uncontested. Exhibit C accurately sets forth with respect to Intangibles owned by Selling Corporation or by, where appropriate, a statement of cost, book value, and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by Selling Corporation from or to a third party, a description of such license. There is no infringement by others of Intangibles of Selling Corporation. There is no Intangible of others which may materially adversely affect the Purchased Assets.

         1.10     QUESTIONABLE PAYMENTS

         Neither Selling Corporation, any director, officer, agent, employee, or other person associated with or acting on behalf of Selling Corporation, nor Founding Shareholder has, directly or indirectly: (a) used any corporation funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporation funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977; (d) established or maintained any unlawful or unrecorded fund of corporation monies or other assets; (e) made any false or fictitious entry on the books or records of Selling Corporation; (f) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (g) given any favor or gift which is not deductible for federal income tax purposes; or (h) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         1.11     AUTHORITY TO SELL

         Selling Corporation, and Founding Shareholder have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporation proceedings of Selling Corporation have been duly taken to authorize the execution, delivery, and performance of this Agreement by Selling Corporation and (including, without limitation, actions by Founding Shareholder). This Agreement has been duly authorized, executed, and delivered by Selling Corporation, has been duly executed and delivered by Founding Shareholder, constitutes a legal, valid, and binding obligation of Selling Corporation, and Founding Shareholder, and is enforceable as to them in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Selling Corporation, or Founding Shareholder for the execution, delivery, or performance of this Agreement by Selling Corporation, or Founding Shareholder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Selling Corporation, or Founding Shareholder is a party, or to which it or he or any of its or his properties or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Exhibit D as having been obtained at or prior to the date of this Agreement, true and correct copies of which, initialed by the chief executive officer of Selling
Corporation, have been delivered to Global Path or the Purchaser); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Selling Corporation, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Selling Corporation, or Founding Shareholder or to which any of their or his operations, business, properties, or assets are subject. Upon the Closing, Purchaser will have good and marketable title to the Purchased Assets described in Exhibit B free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

         The references in this Section 1.11 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         1.12     UNREGISTERED SECURITIES

                  (a) INFORMATION ON COMPANY. The Selling Corporation and the Founding Shareholder has been furnished with and has read Global Path's Form 10-KSB, filed on September 28, 2001 and Global Path's Form 10-QSB filed on February 14, 2002 with the U.S. Securities and Exchange Commission (the "Commission") (collectively, with exhibits thereto, hereinafter referred to as the "Reports"). In addition, the Founding Shareholder has received from Global Path such other information concerning its operations, financial condition and other matters as Each Founding Shareholder has requested, and considered all factors each Founding Shareholder deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

                  (b) INFORMATION ABOUT SUBSCRIBER. Each of the Selling Corporation and Founding Shareholder is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Selling Corporation and each Founding Shareholder to utilize the information made available by Global Path to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Selling Corporation has the authority and is duly and legally qualified to purchase and own the Securities. The Selling Corporation and each Founding Shareholder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

                  (c) EXCHANGE OF GLOBAL PATH COMMON STOCK. On the Closing Date, the Selling Corporation will exchange the Purchased Assets for Global Path Common Stock.

                  (d)  COMPLIANCE  WITH  SECURITIES  ACT AND 24 MONTH HOLD.  The
         Selling  Corporation  and each  Founding  Shareholder  understands  and agrees that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration, and that in any event the Securities will be subject to a hold period of not less than twenty-four months following the Closing Date, during which period no disposition will be permitted.

                  (e) COMMON STOCK LEGEND. The Common Stock shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL PATH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (f) COMMUNICATION OF OFFER. The offer to exchange the Common Stock was directly communicated to the Selling Corporation. At no time was the Selling Corporation or any Founding Shareholder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                  (g) CORRECTNESS OF REPRESENTATIONS. The Selling Corporation and each Founding Shareholder represents that the foregoing representations and warranties are true and correct as of the date hereof, must be true as of the date of Closing, and unless the Selling Corporation and each Founding Shareholder otherwise notifies Global Path prior to the Closing, shall be true and correct as of the date of Closing. The foregoing representations and warranties shall survive the Closing for a period of one year after the Closing but no further.

         1.13     COMPLETENESS OF DISCLOSURE

         No representation or warranty by Selling Corporation or the Founding Shareholder in this Agreement contains or on the date of the Closing will contain any untrue statement of material fact or omits or on the date of the Closing will omit to state a material fact necessary to make the statements made not misleading,


II       REPRESENTATIONS AND WARRANTIES OF GLOBAL PATH AND PURCHASER

         The Purchaser and Global Path represent and warrant to Selling Corporation and the Founding Shareholder as follows:

         2.01     ORGANIZATION

         The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. At, or immediately after the Closing, Purchaser will be wholly owned by Global Path.

         2.02     VALIDITY OF SHARES

         The shares of Global Path Common Stock to be delivered to Selling Corporation pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid and non-assessable.

         2.03     AUTHORITY TO BUY

         Global Path has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement has been duly authorized, executed, and delivered by Global Path for itself and on behalf of the Purchaser, is the legal, valid, and binding obligation of Global Path and the Purchaser, and is enforceable as to each in accordance with its terms.

         2.04 GLOBAL PATH SEC FILINGS. The Global Path SEC Filings, copies of which have been furnished to the Selling Corporation and each of the Founding Shareholder, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information therein was furnished, as of such date, contained no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Global Path and the related notes and schedules included in the Global Path SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with generally accepted accounting principles of Global Path, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

         2.05 SUBSEQUENT SALE OR TRANSFER OF PURCHASED ASSETS. Purchaser and Global Path will not sell or otherwise transfer ownership of the Purchased Assets for a period of at least one year from the Closing Date, and any sale or transfer after such time would only take place at full fair market value.

         2.06 CORRECTNESS OF REPRESENTATIONS. The Purchaser and Global Path represent that the foregoing representations and warranties are true and correct as of the date hereof, must be true as of the date of Closing, and unless each party otherwise notifies the Selling Corporation prior to the Closing, shall be true and correct as of the date of Closing. The foregoing representations and warranties shall survive the Closing for a period of one year after the Closing but no further.


III.     EXCHANGE

         3.01     TERMS OF EXCHANGE

         On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

               (a) Selling Corporation shall sell, assign, transfer, and convey to Purchaser at the Closing all the Purchased Assets described in Exhibit B. In consideration therefore, Purchaser shall deliver at the Closing to Selling Corporation a certificate in the name of the Selling Corporation representing 6,750,000 shares of a class of Global Path common stock (the "Purchase Price"), subject to any Purchase Price adjustment, as contemplated in Section 3.01(b) below, and subject to the hold period outlined in Section 1.12(d).

               (b) To the extent that Selling Corporation is unable to convey good title, free of liens and encumbrances, to any one or more of the Purchased Assets, or to the extent Purchaser is dissatisfied, in its sole discretion, with the quality or nature of any of the Purchased Assets, including without limitation the quality of the testimonials referred to in Exhibit B (all such non-transferable or unsatisfactory assets to be collectively referred to as the "Non-transferred Assets"), Purchaser may, in its sole discretion, nevertheless elect to consummate the other transactions contemplated by this Agreement, except that the Purchase Price shall be reduced by that number of shares that would otherwise have been transferred in exchange for the Non-transferred Assets, all such Purchase Price adjustments, if any, to be determined no later than the Closing Date. Nothing in this
          Section 3.01(b) regarding such non-assignment or such election shall limit any rights the Purchaser may have against Selling Corporation or Founding Shareholder as a result of the failure to convey the Non-transferred Assets.

                  (c) The Purchaser shall not assume or be responsible for any obligation or liability of Selling Corporation of any nature, accrued or contingent.

                  (d) The consideration paid by Purchaser shall be allocated among Selling Corporation's assets as set forth in Exhibit B.

                  (e) With respect to the Purchased Assets sold hereunder that cannot be physically delivered to Purchaser because they are in the possession of third parties, or otherwise, Selling Corporation and Founding Shareholder shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to the Purchaser, that all right, title, and interest therein have been vested in Purchaser and that the same are to be held for Purchaser's exclusive use and benefit.

                  (f) To the extent that the assignment by Selling Corporation to Purchaser of any contract, agreement, lease, license, instrument, understanding, or arrangement to be assigned to Purchaser hereunder shall require the consent of a party other than Selling Corporation or Founding Shareholder which has not been obtained by the Closing and if the Purchaser shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless the Purchaser before, at, or after the Closing elects in writing delivered to the Selling Corporation, specifically identifying such absent consent, to waive such consent. Nothing in this Section 3.01(e) regarding such non-assignment or such election shall limit any rights the Purchaser may have against Selling Corporation or Founding Shareholder as a result of the failure to obtain such consent.


         3.02     CLOSING

         The Closing of the transactions contemplated by Section 3.01shall take place at the offices of Global Path, at 10:00 A.M., local time on April 16, 2003. The Closing may occur at such different place, such different time, or such different date or a combination thereof as Global Path and Selling Corporation agree in writing. The Closing of the transactions contemplated by
Section 3.01is herein called the "Closing." If the Closing shall not take place by April 16, 2003, then the parties not at fault shall, in addition to all other rights and remedies available at law or in equity against the defaulting parties, have the right to cancel and terminate this Agreement.

         3.03     TRANSACTIONS AT CLOSING

         The following transactions shall take place at the Closing:

                  (a) Selling Corporation and Founding Shareholder shall deliver to Purchaser all such warranty deeds in form for recording, bills of sale, assignments, evidence of consent, and other instruments or documents as in the opinion of counsel to the Purchaser may be necessary or desirable to evidence or perfect the sale, assignment, transfer, and conveyance of good and marketable title of all the Purchased Assets by Selling Corporation hereunder, in each case free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

                  (b) Purchaser shall deliver to Selling Corporation one or more certificates representing the shares of Global Path Common Stock which Purchaser has agreed to deliver pursuant to Section 3.01(a).

         3.04     [Reserved]

         3.05     INDEMNITY AGAINST LIABILITIES

                  (a) Selling Corporation and Founding Shareholder agree to indemnify and hold harmless Global Path and the Purchaser, their respective officers, directors, employees and Founding Shareholder ("Indemnities") against and in respect of any and all

                           (i) Claims,  suits,  actions,  proceedings (formal or
                  informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising out of or based upon
                  (A) any breach of any representation, warranty, covenant, or agreement of Selling Corporation or Founding Shareholder contained in this Agreement, (B) any obligation or liability of any nature, accrued or contingent, associated with the Purchased Assets.

                           (ii) Claims suits,  actions,  and proceedings (formal
                  or informal) of persons or entities other than the Purchaser and related judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising out of or based upon the conduct of the business of Selling Corporation prior to the Closing.

                  (b) The Purchaser or another Indemnitee shall give Founding Shareholder prompt notice of any claim asserted or threatened against any Indemnitee on the basis of which such Indemnitee intends to seek indemnification from Selling Corporation or Founding Shareholder as herein provided (but the obligations of Selling Corporation and Founding Shareholder under this Section 3.05 shall not be conditioned upon receipt of such notice).

         3.06 RIGHT OF PURCHASER AND GLOBAL PATH TO WITHHOLD FUTURE PAYMENTS AND TO CANCEL SHARE CERTIFICATE

         (a) Without limiting such other rights as the Indemnitees may have, if the Purchaser has learned of a breach of any representation, warranty, covenant, or agreement of Selling Corporation or Founding Shareholder contained in this Agreement, the Purchaser or Global Path may in their discretion by written notice to the appropriate party deduct from the amount of the cash or checks otherwise deliverable by Purchaser at such time, or cancel such portion of the Global Path common shares delivered as the Purchase Price under this Agreement, including if necessary all Global Path common shares delivered as the Purchase Price under this Agreement, in an amount the value of which is equal to the aggregate of (a) the amount necessary to cure or make whole such breach and (b) the amount of losses, deficiencies, damages, and legal and other expenses (including legal fees and expenses of counsel chosen by any Indemnitee) incurred or demonstrably in prospect of being incurred by any Indemnitee in connection with claims, suits, actions, proceedings (formal or informal), investigations, judgments, or settlements as a result of, or to remedy a situation or circumstance caused by, such breach.

         (b) If pursuant to the above paragraph 3.06(a) Purchaser or Global Path elect to cancel any common shares delivered as part of the Purchase Price under this Agreement, notice shall be given to Selling Corporation in accordance with the notice provisions of this Agreement, after which Selling Corporation shall have 10 days to indicate whether it intends to dispute such cancellation. If no notice of an intention to dispute is delivered to Global Path in accordance with the notice provisions of this Agreement within such 10 day period, Selling Corporation will be deemed to have consented to the cancellation. Any dispute arising out of or relating to such cancellation shall be referred to and finally determined by arbitration in accordance with the WIPO Expedited Arbitration Rules. The place of arbitration shall be Toronto, Ontario, Canada. The language to be used in the arbitral proceedings shall be English. The dispute, controversy or claim shall be decided in accordance with the law of the Province of Ontario. All costs related to the dispute shall be paid in full by the losing party.

IV.      CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of the Purchaser under this Agreement are subject, at the option of the Purchaser, to the following conditions:

         4.01     ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS

         All representations and warranties of Selling Corporation and the Founding Shareholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Selling Corporation, or Founding Shareholder and regardless of knowledge or lack thereof on the part of Selling Corporation, or Founding Shareholder or changes beyond their or his control, as of the Closing, Selling Corporation and Founding Shareholder shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement; and the Purchaser shall have received certificates signed by the chief executive officer of Selling Corporation and by the Founding Shareholder dated the date of the Closing to that effect, substantially in the form of Exhibits E and F, respectively.

         4.02     OFFICERS' CERTIFICATE CONCERNING AUTHORITY

         Selling Corporation and Founding Shareholder shall have delivered to Global Path or the Purchaser on the date of the Closing a certificate signed by the Chief Executive Officer of Selling Corporation, dated as of the Closing date, in form and substance satisfactory to counsel for the Purchaser, that:

                  (a) Selling Corporation, is validly existing and in good standing under the laws of its state of incorporation with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

                  (b) The ownership of Selling Corporation by the Founding Shareholder is as set forth in Exhibit A to this Agreement, including amounts and percentages pursuant to Section 1.01(b).

                  (c)  All   necessary   corporation   proceedings   of  Selling
         Corporation have been duly taken to authorize the execution, delivery, and performance of this Agreement by Selling Corporation.

                  (d) Selling Corporation has all requisite power and authority to execute, deliver, and perform this Agreement, Founding Shareholder have all requisite power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Selling Corporation, has been duly executed and delivered by the Founding Shareholder, constitutes the legal, valid, and binding obligation of Selling Corporation and Founding Shareholder, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Selling Corporation and Founding Shareholder in accordance with its terms.

                  The references in this Section 4.02(d) to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  (e) The execution, delivery, and performance of this Agreement by Selling Corporation will not violate or result in a breach of any term of Selling Corporation's certificate of incorporation or of its by-laws; and the execution, delivery, and performance of this Agreement by Selling Corporation and Founding Shareholder will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which either the Selling Corporation, or Founding Shareholder are a party.

                  The references in this Section 4.02(e) to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  (f) After reasonable investigation, the Chief Executive Officer of the Selling Corporation has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Selling Corporation, or Founding Shareholder for the execution, delivery, or performance of this Agreement by Selling Corporation or Founding Shareholder.

                  The references in this Section 4.02(f) to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

                  (g) After reasonable investigation, the Chief Executive Officer of the Selling Corporation has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Selling Corporation, or Founding Shareholder, or any of its or his respective business, properties, or assets, except as outlined in Exhibits J and K.

         4.03     [Reserved]

         4.04     OTHER CLOSING DOCUMENTS

         Selling Corporation shall have delivered to Global Path or the Purchaser at or prior to the Closing such other documents (including certificates of officers of Selling Corporation) as Global Path or the Purchaser may reasonably request in order to enable Global Path or the Purchaser to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         4.05     REVIEW OF PROCEEDINGS

         All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the Purchaser, and Selling Corporation and Founding Shareholder shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         The references in this Section 4.05 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         4.06     LEGAL ACTION

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         The references in this Section 4.06 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         4.07     NO GOVERNMENTAL ACTION

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Global Path, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the Global Path to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by the Global Path of a material portion of the business of either the Global Path and its subsidiaries taken as a whole, or of Selling Corporation taken as a whole, (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Global Path of the transactions contemplated by this Agreement.

         The references in this Section 4.07 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         4.08     APPROVAL OF SELLING CORPORATION'S SHAREHOLDERS

         The consummation of the transactions contemplated by this Agreement shall have been approved at or before the Closing by the affirmative vote of the holders of not less than a majority of Selling Corporation common stock, and shall have received any other shareholder approval necessary to the consummation of the transactions contemplated by this Agreement.

         4.09     [RESERVED]

         4.10     LISTING

     At the time of Closing, the National Association of Securities Dealers, Inc. shall have authorized quotation of Global Path Common Stock on the Electronic Bulletin Board.

         4.11     [RESERVED]

         4.12     HART-SCOTT-RODINO WAITING PERIOD

         All  applicable   waiting  periods  in  respect  of  the   transactions
contemplated   by  this   Agreement   under  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976 shall have expired at or prior to the Closing.

         4.13     [RESERVED]

         4.14     CONTRACTUAL CONSENTS NEEDED

         The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject.

         4.15     OTHER AGREEMENTS

         Any and all agreements to be signed after this Agreement is executed but before the Closing shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

         4.16     [RESERVED]

         4.17     [RESERVED]

         4.18     [RESERVED]

         4.19     [RESERVED]

         4.20     [RESERVED]

         4.21     INVESTMENT BY OTHERS

         No offer shall have been publicly proposed or made by any other party to purchase the Common Stock of Selling Corporation or otherwise to acquire the assets of Selling Corporation.

         4.22     [RESERVED]

         4.23     [RESERVED]

         4.24     [RESERVED]

         4.25     [RESERVED]

         4.26     RELEASES

         The Purchaser shall have received at or prior to the Closing from each Founding Shareholder, as well as each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, a officer or director of Selling Corporation a release, dated the date of the Closing, substantially in the form of Exhibit G.

         4.27     FOUNDING SHAREHOLDER'S NON-COMPETITION AGREEMENT

         The Purchaser shall have received at or prior to the Closing from the Founding Shareholder, as well as Richard Weiss, Rainer Doster, Ben Kotyuk, and Gene Arick, an agreement not to compete, approximately in the form of Exhibit H, except that Purchaser and Rainer Doster, through General Cosmetics (Germany) GmbH ("GC Germany"), shall exercise their best efforts to negotiate and execute as soon as practicable a distributor agreement under which GC Germany shall continue as the German distributor of products based on the Purchased Assets, and if such distributor agreement is not executed by the Closing Date Rainer Doster and GC Germany shall be granted certain exemptions with respect to existing inventory of products based on the Purchased Assets, subject to the execution of a distributor agreement between Purchaser and GC Germany after the Closing Date.

         4.28     FOUNDING SHAREHOLDER'S CONFIDENTIALITY AGREEMENT

         The Purchaser shall have received at or prior to the Closing from each Founding Shareholder, as well as each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, an officer or director of Selling Corporation an agreement to keep confidential certain data, substantially in the form of Exhibit I.

V.     CONDITIONS TO OBLIGATIONS OF SELLING CORPORATION AND FOUNDING SHAREHOLDER

                  The   obligations   of  Selling   Corporation   and   Founding
Shareholder under this Agreement are subject, at the option of Selling Corporation and Founding Shareholder, to the following conditions:

         5.01     ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS

         All representations and warranties of Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Purchaser and regardless of knowledge or lack thereof on the part of Purchaser or changes beyond its control; as of the Closing Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement.

         5.02     OPINION OF COUNSEL

         Purchaser shall have delivered to the Selling Corporation and Founding Shareholder on the date of the Closing the opinion of counsel to Purchaser, dated as of the Closing date, in form and substance satisfactory to counsel for the Selling Corporation and Founding Shareholder, to the effect that:

                  (a) Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

                  (b) All necessary proceedings of Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by Purchaser.

                  (c) Purchaser has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Purchaser, constitutes the legal, valid, and binding obligation of Purchaser, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Purchaser in accordance with its terms.

                  (d) The execution, delivery, and performance of this Agreement by Purchaser will not violate or result in a breach of any term of Purchaser's certificate of incorporation or by-laws; and the execution, delivery, and performance of this Agreement by Purchaser will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which the Purchaser is a party.

                  (e) After reasonable investigation, such counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Purchaser for the execution, delivery, or performance of this Agreement by Purchaser.

                  (f) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Purchaser, or any of its or his business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of Purchaser taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

         5.03     OTHER CLOSING DOCUMENTS

         Purchaser shall have delivered to the Selling Corporation at or prior to the Closing such other documents (including certificates of the chief executive officer of Purchaser) as the Selling Corporation or Founding Shareholder may reasonably request in order to enable the Selling Corporation or Founding Shareholder to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         5.04     REVIEW OF PROCEEDINGS

         All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the Selling Corporation and Founding Shareholder, and Purchaser shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         The references in this Section 5.04 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         5.05     LEGAL ACTION

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         The references in this Section 5.05 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         5.06     HART-SCOTT-RODINO WAITING PERIOD

         All  applicable   waiting  periods  in  respect  of  the   transactions
contemplated   by  this   Agreement   under  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976 shall have expired at or prior to the Closing.

         5.07     OTHER AGREEMENTS

         Any and all agreements to be signed after this Agreement is executed but before the Closing shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

5.08     INITIAL FUNDING OF SWISS MEDICA

         By the Closing Date, Global Path shall have raised new financing of at least two hundred and fifty thousand United States dollars ($250,000.00), the proceeds of which shall be used to fund initial operations with respect to the Purchased Assets.

5.09     COMPOSITION AND COMPENSATION OF BOARD OF DIRECTORS

         On the Closing Date the Founding Shareholder shall be appointed to the Board of Directors of Global Path and, no later than such date, compensation for the Board members, including the Founding Shareholder, shall have been determined.

         5.10     NON-COMPETITION AGREEMENTS

         Selling Corporation and certain individuals itemized in Section 4.27 of this Agreement shall have executed the non-competition agreements referred to in that Section, except that the execution of such non-competition agreements shall not be a condition to the obligations of Selling Corporation and Founding Shareholder under this Agreement if Purchaser, in its sole discretion, elects to waive the execution of such non-competition agreements.


VI.     COVENANTS AND AGREEMENTS OF SELLING CORPORATION AND FOUNDING SHAREHOLDER

         Selling Corporation and Founding Shareholder covenant and agree as follows:

         6.01     ACCESS

         Selling Corporation will afford, and Founding Shareholder will cause Selling Corporation to afford, the officers, employees, counsel, agents, accountants, and other representatives of the Purchaser and its lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Selling Corporation, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation as the Purchaser from time to time may request.

         6.02     CONDUCT OF BUSINESS

         Selling Corporation will, and Founding Shareholder will cause Selling Corporation, to conduct their affairs so that at the Closing no representation or warranty of Selling Corporation or Founding Shareholder will be inaccurate, no covenant or agreement of Selling Corporation or Founding Shareholder will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Selling Corporation or Founding Shareholder. Except as otherwise requested by the Purchaser in writing, until the Closing or the earlier rightful termination of this Agreement, Selling Corporation will, and Founding Shareholder will cause Selling Corporation, to use their best efforts to preserve the business operations of Selling Corporation to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Selling Corporation, and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Closing or earlier rightful termination of this Agreement, Selling Corporation will, and Founding Shareholder will cause Selling Corporation, to conduct their business and operations in all respects only in the ordinary course.

         6.03     ADVICE OF CHANGES

         Until the Closing or the earlier rightful termination of this Agreement, Selling Corporation and Founding Shareholder will immediately advise the Purchaser in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

         The references in this Section 6.03 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         6.04     [RESERVED]

         6.05     PUBLIC STATEMENTS

         Before Selling Corporation or Founding Shareholder shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comments, and shall not release any such information without the written consent of the Purchaser. Nothing contained herein shall prevent Selling Corporation or Founding Shareholder from furnishing any information to any governmental authority if required to do so by law.

         The references in this Section 6.05 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         6.06     OTHER PROPOSALS

         Until the Closing or earlier rightful termination of this Agreement, Selling Corporation and Founding Shareholder shall not, and shall neither authorize nor permit any employee, counsel, agent, investment banker, accountant, or other representative of any of them, directly or indirectly, to:
(a) initiate contact with any person or entity in an effort to solicit any Purchase Proposal (as such term is defined in this Section 6.06); (b) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of Selling Corporation to, any person or entity in connection with any Purchase Proposal; (c) negotiate with any person or entity with respect to any Purchase Proposal; or (d) enter into any agreement or understanding with the intent to effect a Purchase Proposal. Selling Corporation and Founding Shareholder will immediately give written notice to the Purchaser of the details of any Purchase Proposal of which any of them becomes aware, As used in this Section 6.06, "Purchase Proposal" shall mean any proposal, other than as contemplated by this Agreement, (e) for a merger, consolidation, reorganization, or other business combination involving Selling Corporation, for the acquisition of any interest in the equity of Selling
Corporation, for the acquisition of the right to cast any votes on any matter with respect to Selling Corporation, or for the acquisition of a substantial portion of any of their respective assets other than in the ordinary course of their respective businesses or (f) the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

         The references in this Section 6.06 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         6.07     BULK SALES

         If any person shall assert a claim arising out of the waiver by Purchaser of any applicable bulk sales law, Selling Corporation, and Founding Shareholder will indemnify and hold harmless Purchaser, the officers, directors and stockholders of Purchaser, and their respective, affiliates, directors, officers, agents, employees and controlling persons (within the meaning of
Section 15 of the Securities Act of 1933 or Section 20(1) of the Securities Exchange Act of 1934 (collectively, "Indemnitees" and individually "Indemnitee") against and in respect of any and all claims, suits, actions, proceedings
(formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee) as and when incurred arising out of or based upon such claim by such person, and Selling Corporation, and Founding Shareholder shall at their sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but if Selling Corporation, and Founding Shareholder fail to defend such suit, action, proceeding, or investigation in a timely manner, the Purchaser or any Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or he may reasonably deem appropriate at the cost and expense of Selling Corporation, and Founding Shareholder.

         6.08     CONSENTS WITHOUT ANY CONDITION

         Selling Corporation and Founding Shareholder shall not make any agreement or understanding not approved in writing by the Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement, whether pursuant to Section 4.08, 4.09, 4.10, 4.11, or 4.14, or otherwise.

         The references in this Section 6.08 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         6.09     RELEASE BY FOUNDING SHAREHOLDER

         If the Closing takes place, effective immediately after the Closing, Founding Shareholder fully and unconditionally release and discharge all claims and causes of action which they or their respective heirs, personal representatives, in the case of Founding Shareholder, or successors or assigns, in the case of ever had, now have, or hereafter may have against the properties and assets acquired by Purchaser from Selling Corporation.


         6.10     NON-COMPETITION

         If the Closing  takes  place,  Selling  Corporation,  and the  Founding
Shareholder agree, in consideration of the obligations of the Purchaser hereunder:

                  (a) For a period of three (3) years after the date of the Closing, they will not compete with or be engaged in the same business as, or Participate In (as hereinafter defined in this Section 6.10) any other business or organization which at any time during the three-year period after the date of the Closing competes with or is engaged in a business involving products similar to, or serving a similar function as, the assets acquired under this Agreement;

                  (b) They will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from that entity which operates the assets acquired under this Agreement, any of its suppliers, customers, or employees; and

                  (c) They will not directly or indirectly employ in North America, any person who, at any time up to the date of the Closing, was an employee of Selling Corporation, or the Purchaser within a period of three years after such person leaves the employ of such corporation.

         As used in this Section 6.10, "Participate In" shall mean "directly or indirectly, for its or his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of its or his name in."

         Selling Corporation and Founding Shareholder agree that the provisions of this Section 6.10 are necessary and reasonable to protect that entity which operates the business acquired under this Agreement and the Purchaser in the conduct of their businesses. If any restriction contained in this Section 6.10 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         6.11     [Reserved]

         6.12     FILE TAX RETURN

         If the Closing takes place, Selling Corporation agrees to file, within the time allowed by law, all federal, state, local, and foreign tax returns with the appropriate jurisdictions, for the period August 1, 2002 through the date of the Closing, to include therein all information required to be contained therein relating to Selling Corporation for such period, and to pay all taxes, interest, and penalties with respect to Selling Corporation for such period in a manner consistent with the allocation of the consideration paid by Purchaser made pursuant to Section 3.01(c).

         6.13     VOTING BY FOUNDING SHAREHOLDER

         The Founding Shareholder agrees that until the Closing or earlier rightful termination of this Agreement, he will vote all his respective interests in Selling Corporation which he is entitled to vote (whether on his own behalf or on behalf of any other shareholders who have authorized him to vote on their behalf) against:

                  (a)  Any  merger,  consolidation,   reorganization,  or  other
         business combination involving Selling Corporation;

                  (b) Any sale of assets of Selling Corporation, except as contemplated by this Agreement or in the ordinary course of business;

                  (c) Any issuance of any Common Stock of Selling Corporation, any option, warrant, or other right calling for the issuance of any such interest, or any security convertible into or exchangeable for any such interest;

                  (d) Any authorization of any other class of Common Stock of Selling Corporation;

                  (e) The amendment of the certificate of incorporation (or other organizational document) of Selling Corporation; or

                  (f) Any proposition the effect of which may be to inhibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

         The references in this Section 6.13 to this Agreement include any other document executed by Selling Corporation, or relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

VII.     COVENANTS AND AGREEMENTS OF PURCHASER

         The Purchaser covenants and agrees as follows:

         7.01     CONFIDENTIALITY

         Purchaser shall insure that all confidential information which Purchaser, any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of Selling Corporation, in each case without the prior written consent of the Selling Corporation and Founding Shareholder; provided, however, that the restrictions of this sentence shall not apply (a) after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Selling Corporation, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (b) as may otherwise be required by law, (c) as may be necessary or appropriate in connection with the enforcement of this Agreement, (d) to disclosure by or on behalf of the Purchaser to existing lenders or to others whose consent may be required or desirable in connection with obtaining the financing or consents which are required or desirable to consummate the transactions contemplated by this Agreement, or (e) to the extent such information shall have otherwise become publicly available. Selling Corporation and Founding Shareholder shall, and shall cause all other such persons and entities to, deliver to the Purchaser all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

         7.02     BULK SALES

         The Purchaser hereby waives compliance by Selling Corporation with the provisions of any applicable bulk sales laws.

7.03     RIGHT OF FIRST REFUSAL

         The Purchaser and Global Path hereby agree that, in the event Purchaser sells all its title and interest in any or all of the Purchased Assets any time within the next three years, Selling Corporation shall have a right of first refusal with respect to such sale, such right to be exercised as follows. Purchaser shall give notice to Selling Corporation of the proposed sale and its terms, after receipt of which Selling Corporation shall have ten days to exercise its right of first refusal by entering into, and submitting payment with respect to, an agreement no less favourable to Purchaser than that of the proposed sale. If Selling Corporation does not respond within ten days, or is unable to complete the transaction within such time frame, it shall be deemed to have refused to purchase the asset or assets, and the proposed sale may proceed.

VIII.    MISCELLANEOUS

         8.01     BROKERAGE FEES

         If any person shall assert a claim to a fee, commission, or other compensation or account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement, Selling Corporation and Founding Shareholder shall (subject to the next sentence) indemnify and hold harmless the Indemnitees against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee) as and when incurred arising out of or based upon such claim by such person, and Selling Corporation and Founding Shareholder shall at their sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but if Selling Corporation and Founding Shareholder fail to defend such suit, action, proceeding, or investigation in a timely manner, the Purchaser or any Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or he may reasonably deem appropriate at the cost and expense of Selling Corporation and Founding Shareholder. If, however, it is ultimately determined in any such suit, action, or proceeding (in which the Purchaser and all Indemnitees made a defendant therein or a party thereto were afforded the opportunity to have their counsel participate in the defense) that the Purchaser or any Indemnitee made a defendant therein or a party thereto was the sole employer of such broker or finder or services were performed solely for the Purchaser or any Indemnitee made a defendant therein or a party thereto, then Selling Corporation and Founding Shareholder shall not be responsible under this
Section 8.01 and amounts theretofore paid by them by reason of this Section 8.01 shall be reimbursed by the Purchaser or the Indemnitee, as the case may be, who was the sole employer.

         The references in this Section 8.01 to this Agreement include any other document executed by Selling Corporation, or Founding Shareholder relating hereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby.

         8.02     FURTHER ACTIONS

         At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         8.03     AVAILABILITY OF EQUITABLE REMEDIES

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         8.04     SURVIVAL

         The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party. The statements contained in any other document executed by Selling Corporation, or Founding Shareholder relating hereto or thereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of Selling Corporation, or Founding Shareholder pursuant hereto or thereto or delivered to Global Path or the Purchaser in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Selling Corporation and Founding Shareholder hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

         8.05     APPOINTMENT OF AGENT

         Ronald F. Springer will be the representative (the "Representative") of the interests of the Founding Shareholder for all purposes of this Agreement. Without giving notice to other Founding Shareholder, the Representative shall have full and irrevocable authority on behalf of Founding Shareholder (a) to deal with the other parties to this Agreement, (b) to accept and give notices and other communications relating to this Agreement, (c) to settle any dispute relating to the terms of this Agreement, (d) to waive any condition to the obligations of all Founding Shareholder found in this Agreement, (e) to modify or amend this Agreement except with respect to the purchase price to be received by a Founding Shareholder, (f) to execute any instrument or document that the Representative may determine is necessary or desirable in the exercise of his authority under this Section 8.05, and (g) to act in connection with all matters relating to this Agreement and the transactions contemplated hereby. In the event of the refusal or inability to serve, death, incapacity, or resignation for any reason of the Representative, Selling Corporation will select another person to become his successor, with all the powers and irrevocable authority of the Representative, and with full power of substitution.

         8.06     MODIFICATION

         This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 8.04), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party (except as provided in Section 8.05).

         8.07     NOTICES

         Subject to Section 8.05, any notice or other communication required or permitted to be given thereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.07) with a copy to each of the other parties hereto. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

                  If to Purchaser or:                                    Global Path Incorporated
                  Global Path                                            55 Bloor Street West PO Box 19587
                                                                         Toronto, Ontario, Canada
                                                                         M5S 1L7
                                                                         Attn: Robert J. Kubbernus, President

                  If to Selling Corporation, or Founding Shareholder:    General Cosmetics Corporation
                                                                         Bunried, 2
                                                                         93444
                                                                         Koetzting
                                                                         Germany
                                                                         Attn: Mr. Ronald F. Springer, CEO

         8.08     WAIVER

         Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by or on behalf of the waiving party.

         8.09     JOINT AND SEVERAL OBLIGATIONS

         The representations, warranties, covenants, and agreements of Selling Corporation, and Founding Shareholder in this Agreement are joint and several.

         8.10     BINDING EFFECT

         The provisions of this Agreement shall be binding upon and inure to the benefit of Selling Corporation and the Purchaser and their respective successors and assigns and Founding Shareholder and his assigns, heirs, and personal representatives, and shall inure to the benefit of the Indemnitees and their respective successors, assigns, heirs, and personal representatives.

         8.11     NO THIRD-PARTY BENEFICIARIES

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.10).

         8.12     SEPARABILITY

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         8.13     HEADINGS

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         8.14     COUNTERPARTS; GOVERNING LAW

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Power of Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement (version 8, last modified at approximately 2.00PM EST, March 31, 2003) as of the date first written above.

GLOBAL PATH INCORPORATED



By:
    --------------------------------
       Robert J. Kubbernus, President & CEO


SWISS MEDICA, INC.



By: __________________________________
       Raghu Kilambi, CEO


GENERAL COSMETICS CORPORATION



By: ___________________________________
       Ronald F. Springer, Chief Executive Officer



By: ___________________________________
       R. Doster, Director



By: ___________________________________
       B. Kotyuk, Director




FOUNDING SHAREHOLDER


------------------------------------
       Ronald F. Springer



                                LIST OF EXHIBITS

         EXHIBIT           EXHIBIT DESCRIPTION                                          PURSUANT
         DESIGNATION                                                                    TO SECTION

         A                 Information about Selling Corporation                            1.01

         B                 Assets to be purchased                                       Preamble

         C                 List of Intangibles owned and licensed                           1.09

         D                 List of contracts and other instruments                          1.07

         E                 Form of Officer's certificate of General
                           Cosmetics concerning accuracy                                    4.01

         F                 Form of Founding Shareholder' certificate concerning accuracy    4.01

         G                 Form of Release                                                  4.26

         H                 Form of Agreement Not To Compete                                 4.27

         I                 Form of Confidentiality Agreement                                4.28

         J                 Litigation and other claims not affecting the Purchased Assets   1.05

         K                 Prospective claims possibly affecting the Purchased Assets       1.05



                               Exhibit A - Page 1

                                    EXHIBIT A

                                   INFORMATION
                            ABOUT SELLING CORPORATION

                       PURSUANT TO SECTIONS 1.01 AND 1.02


         Selling Corporation is organized under the laws of Delaware, is not qualified to do business in any foreign jurisdiction, its principal business is the development of nutriceutical and other patented dietary supplements.

         Selling Corporation has no subsidiaries, and Founding Shareholder owns __20___% of all classes of the issued and outstanding capital stock of Selling Corporation.


                               Exhibit B - Page 3


                                    EXHIBIT B


------------------------ --------------------------------- ----------------------- --------------------------
  DESCRIPTION                       PATENT INFORMATION      ASSIGNED VALUE AND        HEADING
                                                            PURCHASE PRICE
------------------------ --------------------------------- ----------------------- --------------------------
O24 Sport                A pain relief composition and a   Patent No:              1,000,000 Shares
                         method of relieving pain in a     6,444,238 B1 Issued     Global Path Common
                         human body.  The method also      September 3, 2003
                         includes topically applying the   in United States of
                         pain relief composition to the    America
                         human body proximate to where a
                         person is experiencing discomfort
------------------------ --------------------------------- ----------------------- --------------------------
Arthritis Formula        A pain relief composition and a   Patent No: 6,444,238    700,000 Shares
                         method of relieving pain in a     B1 Issued September 3,  Global Path
                         human body.  The method also      2003 in United States   Common
                         includes topically applying the   of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         Arthritic pain relief.
------------------------ --------------------------------- ----------------------- --------------------------
Menstrual Cramp          A pain relief composition and a   Patent No: 6,444,238    300,000 Shares
                         method of relieving pain in a     B1 Issued September     Global Path
                         human body.  The method also      3, 2003 in United       Common
                         includes topically applying the   States of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         menstrual pain relief.
------------------------ --------------------------------- ----------------------- --------------------------
Herpes B                 A pain relief composition and a   Patent No: 6,444,238    300,000 Shares
                         method of relieving pain in a     B1 Issued September 3,  Global Path
                         human body.  The method also      2003 in United States   Common
                         includes topically applying the   of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         Herpes pain relief, reduction and
                         healing.
------------------------ --------------------------------- ----------------------- --------------------------
Urinary Tract Infection  A pain relief composition and a   Patent No: 6,444,238    300,000 Shares
                         method of relieving pain in a     B1 Issued September 3,  Global Path
                         human body.  The method also      2003 in United States   Common
                         includes topically applying the   of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         Urinary Tract pain relief,
                         reduction in infection and
                         healing.
------------------------ --------------------------------- ----------------------- --------------------------
Throat & Mouth           A pain relief composition and a   Patent No: 6,444,238    300,000 Shares
Treatment                method of relieving pain in a     B1 Issued September 3,  Global Path
                         human body.  The method also      2003 in United States   Common
                         includes topically applying the   of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         Throat and Mouth pain relief,
                         reduction and healing.
------------------------ --------------------------------- ----------------------- --------------------------
Nasal & Sinus            A pain relief composition and a   Patent No: 6,444,238    300,000 Shares
Congestion               method of relieving pain in a     B1 Issued September 3,  Global Path
                         human body.  The method also      2003 in United States   Common
                         includes topically applying the   of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         Nasal and Sinus pain relief,
                         reduction and healing.
------------------------ --------------------------------- ----------------------- --------------------------
Hemorrhoid Relief        A pain relief composition and a   Patent No: 6,444,238    200,000 Shares
                         method of relieving pain in a     B1 Issued September 3,  Global Path
                         human body.  The method also      2003 in United States   Common
                         includes topically applying the   of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         Hemorrhoid pain relief, reduction
                         and healing.
------------------------ --------------------------------- ----------------------- --------------------------
General Pain Relief      A pain relief composition and a   Patent No: 6,444,238    355,000 Shares
                         method of relieving pain in a     B1 Issued September 3,  Global Path
                         human body.  The method also      2003 in United States   Common
                         includes topically applying the   of America
                         pain relief composition to the
                         human body proximate to where a
                         person is experiencing
                         discomfort.  Such formula has
                         been specifically adjusted for
                         general pain relief, reduction
                         and healing.
------------------------ --------------------------------- ----------------------- --------------------------
10,000 product units     Consisting of an equal portion                            200,000 Shares
and samples              of Acute Zone, Extended Zone                              Global Path
                         and Total Body.  Fully                                    Common
                         packaged, labeled and ready for
                         delivery to customers.  Product
                         must be FOB Toronto. Prior to
                         payment.
------------------------ --------------------------------- ----------------------- --------------------------
Product                  Brochures  Any  and  all  product  collateral,  100,000
                         Shares brochures, sales tools and Global Path marketing
                         tools in electronic Common form and printed stock.
------------------------ --------------------------------- ----------------------- --------------------------
All Royalty and          All Royalty agreements must be                            50,000 Shares
licensing agreements.    extinguished to Global Path                               Global Path
                         Satisfaction and no product                               Common
                         obligations will survive.
------------------------ --------------------------------- ----------------------- --------------------------
Prior Art                All principals such as Ben                                10,000 Shares
                         Koykuk and Richard Weiss must                             Global Path
                         assign all product prior art                              Common
                         rights to Global Path.  GCC
                         must provide total
                         indemnification from any former
                         employee, consultant or
                         principal from the use of any
                         prior art.
------------------------ --------------------------------- ----------------------- --------------------------
Copy rights              All principals such as Ben                                10,000 Shares
                         Koykuk and Richard Weise must                             Global Path
                         assign all product prior art                              Common
                         rights to Global Path.  GCC
                         must provide total
                         indemnification.
------------------------ --------------------------------- ----------------------- --------------------------
Case Studies             At least Two Significant Case                             200,000 Shares
                         Studies of institutional use                              Global Path
                         must be documented and supplied                           Common
                         in the local language plus
                         English to the satisfaction of
                         Global Path, including the
                         testimonial of a major hospital
                         and an arthritis society.
------------------------ --------------------------------- ----------------------- --------------------------
Testimonials             At least ten bonafide, credible                           500,000 Shares
                         and authenticated testimonials                            Global Path
                         must be fully documented, signed                          Common
                         off, delivered  in the local
                         language plus English and
                         approved by Global Path.
------------------------ --------------------------------- ----------------------- --------------------------
Detailed Individual      Total customer listing must                               200,000 Shares
and retail, wholesale    include, name, address, phone                             Global Path
customer Data Base       numbers, fax numbers, email and                           Common
                         product ordered to the
                         satisfaction of Global Path.
------------------------ --------------------------------- ----------------------- --------------------------
Trade Marks              All Trade Marks must be                                   300,000 Shares
                         assigned to Global Path to the                            Global Path
                         satisfaction of Global Path.                              Common
------------------------ --------------------------------- ----------------------- --------------------------
Digital Collateral &     All electronic materials                                  200,000 Shares
Web presence             including web site, URL's and                             Global Path
                         all associated links relating                             Common
                         to each product must be
                         assigned and delivered to
                         Global Path.
------------------------ --------------------------------- ----------------------- --------------------------
Packaging, mixing and    All plant and operations in Texas                         300,000 Shares
bottling equipment.      USA                                                       Global Path
                                                                                   Common
------------------------ --------------------------------- ----------------------- --------------------------
Non Compete  agreements  GCC, its subsidiaries and                                 750,000 Shares
with General Cosmetics   principal management must agree                           Global Path
Inc.                     to a 3 year non-compete with                              Common
                         any of the product categories
                         stipulated.
------------------------ --------------------------------- ----------------------- --------------------------
Computer software                                                                  25,000 Shares
related to the                                                                     Global Path
fulfillment of product                                                             Common
sales
------------------------ --------------------------------- ----------------------- --------------------------
All approvals, letters,                                                            125,000 Shares
licenses, contracts or                                                             Global Path
other items in any way                                                             Common
related to the
successful marketing and
sale of products based
on the above assets.
------------------------ --------------------------------- ----------------------- --------------------------
Office equipment,                                                                  25,000 Shares
including filing                                                                   Global Path
cabinets                                                                           Common
------------------------ --------------------------------- ----------------------- --------------------------




                               Exhibit C - Page 1

                                    EXHIBIT C

                     LIST OF INTANGIBLES OWNED AND LICENSED

                            PURSUANT TO SECTION 1.09

                               Exhibit D - Page 2
                                    EXHIBIT D

                         LIST OF CONTRACTS, AGREEMENTS,
                               AND INSTRUMENTS AND
                                  ARRANGEMENTS

                            PURSUANT TO SECTION 1.07

         Where no such instrument exists, Selling Corporation and Founding Shareholder have inserted the word "none."

                  (a) Specimen copies of price lists, standard terms of sale, forms on which quotations for products or services are made, and product or service warranties. Attached.

                  (b) Franchise agreements. None.

                  (c) Sale or purchase agreements for a term in excess of one year which have an aggregate sale or purchase price in excess of $10,000. None.

                  (d) Agreements for the acquisition of businesses and joint venture agreements. None.

                  (e) Dealership agreements, distributorship agreements, fiduciary agreements, sales agency agreements, agreements with finders and brokers, and other agency agreements. Attached (including without limitation current distributorship agreement for Brazil, expired distributorship agreement for Germany, and draft (but unsigned) distributorship agreement for Scandanavia) .

                  (f) Any agreement for the processing or finishing of goods. Attached.

                  (h) Bank credit, factoring, and loan agreements, indentures, promissory notes, and other evidences of indebtedness (excluding invoices and like evidences of regular trade indebtedness), and letters of credit; and all consents or waivers relating to any of the foregoing. Attached are the loan agreements referenced in Exhibits J and K.

                  (i) Liens, mortgages, security interests, pledges, charges, and other encumbrances; and all documents purporting to create any of the foregoing. Attached are all documents relating to the Fleet Bank security interest referenced in Exhibit K.

                  (j) Insurance policies (including all under which Selling Corporation, or corporation is a beneficiary). None.

                  (k) Consent decrees, judgments, orders, settlement agreements, or agreements relating to competitive activities which require or prohibit any future action by Selling Corporation, or Founding Shareholder or to which the business, properties, or assets of Selling Corporation, or Founding Shareholder are or may be subject. None.

                  (l) Contracts,  agreements,  arrangements,  or  understandings with Founding Shareholder, any director, officer, or employee of Selling Corporation (except for employment agreements listed in (d) above and employment and compensation arrangements referred to in
         Exhibit E, in each case where the fact of the directorship, officership, employment, relation, affiliation, or interest is described in (d) above or in Exhibit E, as the case may be), any relative or affiliate of Founding Shareholder or of any such director, officer, or employee, or any other corporation or enterprise in which Founding Shareholder, any such director, officer, or employee, or any such relative or affiliate then had or now has any equity or voting or other interest, specifying in each case the nature of the directorship, officership, employment, relation, affiliation, or interest, as the case may be, of the party to the contract, agreement, arrangement, or understanding. None.

                  (m) Rights of way. None.

                  (n) Government approvals, contracts, permits, restrictions, letters or franchises relating to the Purchased Assets, including without limitation any FDA approval. Attached.

                  (o) Powers of attorney and letters of authorization. None.

                  (p) Bank accounts, escrows, and safe deposit boxes, and persons authorized to draw thereon or having access thereto. Attached.

                  (q) Deeds. None.

                  (r) Consents necessary for the execution, delivery, or performance of this Agreement by Selling Corporation, or Founding Shareholder. Consent of Fleet Bank, pursuant to the loan agreement and related documents referenced in Exhibit K.

                  (s) Guarantees or undertakings. None.

                  (t) Each form of employee invention and patent assignment, and security agreements with employees or with other companies with respect to proprietary information. None.

                  (u) Defense contracts. None.

                  (v) Any management, advisory, consulting, advertising, construction, warehousing, engineering, designing, styling, major utility, or other agreement not listed above or described in Exhibit B, C, or E which involves the payment of in excess of $5,000 prior to the date it can be terminated without penalty or premium by Selling Corporation. None.

                  (w) Contracts, agreements, and instruments not listed above or described in Exhibit B, C, or E which are of material importance in the conduct of the business of Selling Corporation as presently conducted or as it contemplates conducting. None.

                  (x) Reports or memoranda relating to broad aspects of the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Selling Corporation made within the last five years. None.

                  (y) Reports, opinions, or appraisals of any property or asset of Selling Corporation made in the last ten years. None.

         The following is a list of arrangements and understandings (a) for the importation or exportation of goods by, or supply of goods to, by, or through Selling Corporation, for the distribution of goods to, by, or through Selling Corporation, or for Selling Corporation to act as an agent for another party or
(b) relating to financial matters, regardless in each case of whether or not such arrangements or understandings are in contractual or written form:

None.

                               Exhibit E - Page 1
                                    EXHIBIT E
                    FORM OF OFFICER'S CERTIFICATE OF GENERAL
                   COSMETICS CORPORATION CONCERNING ACCURACY
                            PURSUANT TO SECTION 4.01

         THE UNDERSIGNED HEREBY CERTIFIES, individually and on behalf of General Cosmetics Corporation, a Delaware corporation ("Selling Corporation") pursuant to Section 4.01 of an agreement (the "Agreement"), dated March ____, 2003 among Global Path Incorporated, a Delaware corporation, Swiss Medica Inc. ("Purchaser"), the Founding Shareholder ("Founding Shareholder") of Selling Corporation, and Selling Corporation, that I am the duly elected and qualified president of the Selling Corporation, and that all representations and warranties of Selling Corporation and or Founding Shareholder contained in the Agreement were accurate when made and, in addition, are accurate as of the Closing (as defined in the Agreement) as though such representations and warranties were made as of the Closing in exactly the same language by Selling Corporation and or Founding Shareholder and regardless of knowledge or lack thereof on the part of Selling Corporation and or Founding Shareholder or changes beyond their or his control, and as of the Closing Selling Corporation, and Founding Shareholder have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by the Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand, and the seal of Selling Corporation and this ___ day of April, 2003



-----------------------------------

                               Exhibit F - Page 1
                                    EXHIBIT F
          FORM OF FOUNDING SHAREHOLDER' CERTIFICATE CONCERNING ACCURACY
                            PURSUANT TO SECTION 4.01


         THE  UNDERSIGNED  HEREBY  CERTIFIES,  pursuant  to  Section  4.01 of an agreement (the "Agreement") dated March _____, 2003 among Global Path Incorporated, a Delaware corporation, Swiss Medica Inc. ("Purchaser"), a Delaware corporation, the Founding Shareholder ("Founding Shareholder") of General Cosmetics Corporation, a Delaware corporation ("Selling Corporation"), and Selling Corporation, that the undersigned are the owners of ______% of all classes of the capital stock of the Selling Corporation and that all representations and warranties of Selling Corporation or Founding Shareholder contained in the Agreement were accurate when made and, in addition, are accurate as of the Closing (as defined in the Agreement) as though such representations and warranties were made as of the Closing in exactly the same language by Selling Corporation or Founding Shareholder and regardless of knowledge or lack thereof on the part of Selling Corporation or Founding Shareholder or changes beyond their control, and as of the Closing Selling
Corporation and Founding Shareholder have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by the Agreement.

         IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of April, 2003.


--------------------------------

--------------------------------

--------------------------------

--------------------------------

                                    EXHIBIT G

                                 FORM OF RELEASE

                            PURSUANT TO SECTION 4.26

         The undersigned fully and unconditionally releases and discharges all claims and causes of action which he or his heirs, personal representatives or assigns ever had, now have, or hereafter may have against the properties and assets acquired by Global Path Incorporated, a Delaware corporation ("Global Path") and Swiss Medica Inc., a Delaware corporation ("Purchaser"), from General Cosmetics Corporation, a Delaware corporation ("Selling Corporation") (as defined in an agreement (the "Agreement"), dated March ______, 2003 among Global Path, Purchaser, the Founding Shareholder of Selling Corporation ("Founding Shareholder"), and Selling Corporation, and, when acting as such, their respective officers, directors, controlling persons (if any), employees, counsel, agents, and Founding Shareholder, in each case past, present, or as they may exist at any time after this date, except claims and causes of action arising out of or relating to the Agreement and the other representations and warranties of Selling Corporation, or Founding Shareholder (as defined in the Agreement) and except, as to Selling Corporation, Founding Shareholder shall not release or discharge any of his rights insofar as such rights derive solely from being a holder of a Common Stock of Selling Corporation other than the right to sue or to share in or benefit from any recovery or other advantage flowing from any litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation.



Name:
     ---------------------------------------
Title:
      --------------------------------------

                                    EXHIBIT H

                        FORM OF AGREEMENT NOT TO COMPETE

                        PURSUANT TO SECTION 4.27 AND 6.10

         To induce Global Path Incorporated, a Delaware corporation ("Global Path"), and Swiss Medica Inc., a Delaware corporation ("Purchaser"), to consummate the transactions contemplated by an agreement (the "Agreement") dated March _____, 2003, among Global Path, Purchaser, General Cosmetics Corporation, a Delaware corporation ("Selling Corporation"), and the Founding Shareholder of Selling Corporation, the undersigned agrees:


                  (a) For a period of three years after the date of the Closing (as defined in the Agreement), he will not compete with or be engaged in the same business as, or Participate In (as hereinafter defined) any other business or organization which at any time during the three-year period after the date of the Closing competes with or is engaged in a business competing with the Purchased Assets (as defined in the Agreement, including such descriptions as appear in connection with all relevant patents), including without limitation any business involved in the production or sale of products for human pain relief or essential oils for humans;

                  (b) He will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from that entity which operates the assets acquired under the Agreement, any of its suppliers, customers, or employees; and

                  (c) He will not directly or indirectly employ in North America, any person who, at any time up to the date of the Closing, was an employee of Selling Corporation, or the Purchaser, within a period of three years after such person leaves the employ of such corporation.

         As used in this Agreement, "Participate In" shall mean "directly or indirectly, for his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in." Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, the Purchaser shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and the undersigned hereby consents to the issuance of such injunction. The undersigned agrees that the provisions of this Agreement are necessary and reasonable to protect that entity which operates the business acquired under the Agreement and the Purchaser in the conduct of their businesses. If any restriction contained in this Agreement shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         This Agreement shall terminate upon Global Path or the Purchaser filing for bankruptcy or otherwise permanently ceasing to do business.

Dated:
      ------------------------------

Signature:
          ----------------------------------



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                                    EXHIBIT I

                        FORM OF CONFIDENTIALITY AGREEMENT

                            PURSUANT TO SECTION 4.28


         To induce Global Path Incorporated, a Delaware corporation ("Global Path"), and Swiss Medica Inc., a Delaware corporation ("Purchaser"), to consummate the transactions contemplated by an agreement (the "Agreement") dated March ____, 2003, among Global Path, Purchaser, General Cosmetics Corporation, a Delaware corporation ("Selling Corporation"), and the Founding Shareholder ("Shareholders") of Selling Corporation, the undersigned agrees that all confidential information which I may now possess or may hereafter create or obtain relating to the Purchased Assets (as defined in the Agreement), any customer or supplier of the Purchased Assets, shall not be published, disclosed, or made accessible by me to any other person or entity at any time or used by me, in each case without the prior written consent of the Purchaser; provided, however, that the restrictions of this sentence shall not apply

                  (a) After the Agreement is rightfully terminated, but only to the extent such confidential information was obtained directly by me from Selling Corporation;

                  (b) As may otherwise be required by law,

                  (c) As may be necessary or appropriate in connection with the enforcement of the agreement, or

                  (d) To the extent such information shall have otherwise become publicly available.

         I shall, and shall cause all other persons and entities who received confidential information from me to, deliver to the Purchaser all tangible evidence of such confidential information to which the restrictions of the foregoing apply at the Closing (as defined in the Agreement) or the earlier rightful termination of the Agreement.


Dated: April ___, 2003



Name:
     ---------------------------------------











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                                    EXHIBIT J

     Litigation and other claims not affecting the Purchased Assets, pursuant to
     Section 1.05


1. Robert Hemm. Selling Corporation owes Mr. Hemm US$100,000.00, such debt secured by Selling Corporation's assets related to the Nature's Fantasy product line. Documents attached in accordance with Exhibit D.

2. Fabrizo Scuderi. Former Chief Financial Officer of Selling Corporation. On February 14, 2003 Mr. Scuderi filed a lawsuit against the Founding Shareholder and Ben Kotyuk, claiming damages suffered in connection with inducements allegedly offered by these individuals to continue his employment at Selling Corporation.

3. C-Care. Bottling company and former supplier with respect to Nature's Fantasy product line. Selling corporation owes C-Care approximately US$75,000. Documents attached in accordance with Exhibit D.

4. Vegla. Labeling company and former supplier. Selling corporation owes Vegla approximately US$100,000.00. Documents attached in accordance with Exhibit D.

5.        Gregor  Daniel.  Selling  Corporation  owes Mr.  Daniel  US$30,000.00.
          Documents attached in accordance with Exhibit D.

6. Landlord for New York City office of Selling Corporation. Landlord is owed between US$50,000.00 and US$75,000.00.

                                    EXHIBIT K

           Prospective claims possibly affecting the Purchased Assets

     1. Fleet Bank. Selling Corporation owes Fleet Bank US$100,000.00. Pursuant to loan documents connected with such debt (attached to this Agreement in accordance with Exhibit D), Selling Corporation granted Fleet Bank a security interest in its assets which likely necessitate obtaining Fleet Bank's consent to the transactions contemplated in this Agreement.












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